UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 17, 2023, in connection with his resignation from Westwater Resources, Inc. (the “Company”) on January 16, 2023 (as described in the Company’s Current Report on Form 8-K filed on January 17, 2023), Chad M. Potter, the Company’s former President and Chief Executive Officer, entered into an Agreement and Release (the “Agreement”) with the Company respecting his resignation. Under the Agreement, Mr. Potter will receive one year of base salary, paid over the next 12 months, as severance and a portion of stock awards under the Company’s long-term incentive plan for fiscal 2020, 2021, and 2022. The Company also agreed to extend the expiration date of his vested stock options for 90 days from January 16, 2023. Under the terms of the Agreement, Mr. Potter also provided a release of all claims against the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement and Release which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Agreement and Release between the Company and Chad M. Potter, effective January 17, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2023

WESTWATER RESOURCES, INC.

By:	/s/Steven M. Cates
Name:	Steven M. Cates
Title:	Senior Vice President–Finance and Chief Financial Officer